EXHIBIT 10.8

MORTGAGE

        THIS MORTGAGE, dated as of the 19th day of April, 2004, between Five Star Quality Care-Howell, LLC, a Delaware limited liability company, and having a mailing address c/o Five Star Quality Care Trust, 400 Centre Street, Newton, MA 02458, Mortgagor, and Love Funding Corporation, a Virginia corporation, and having a mailing address at 1250 Connecticut Avenue, NW, Washington, DC 20036, Mortgagee.

        WITNESSETH: That whereas the Mortgagor is justly indebted to the Mortgagee in the principal sum of FIVE MILLION FIFTEEN THOUSAND AND NO/100THS DOLLARS ($5,015,000.00), evidenced by its note dated April  19, 2004, bearing interest from date on outstanding balances at Five and 55/100ths per centum (5.55%) per annum, said principal and interest being payable in monthly installments as provided in said note with a final maturity of May 1, 2039, which note is identified as being secured hereby by a certificate thereon. Said note and all of its items are incorporated herein by reference and this conveyance shall secure any and all extensions thereof, however evidenced.

        NOW, THEREFORE, the said Mortgagor, for tile better securing of the payment of the said principal sum of money and interest and the performance of the covenants and agreements herein contained does by these presents, MORTGAGE, AND WARRANT unto the Mortgagee, its successors or assigns, the lands, premises and property situate, lying, and being in Howell Township, Livingston County, Michigan, described as follows, to wit:

See Exhibit “A” attached hereto and made a part hereof.

        TOGETHER with the privileges and appurtenances to the same belonging, and all of the rents, issues, and profits which may arise or be had there from; and

        TOGETHER with all buildings and improvements of every hind and description now or hereafter erected or placed thereon, and all fixtures, including but not limited to all gas and electric fixtures, engines and machinery, radiators, heaters, furnaces, heating equipment, steams and hot water boilers, stoves, ranges, elevators and motors, bathtubs, sinks, water closets, basins pipes, faucets and other plumbing and heating equipment, and all cabinets, mantels, refrigerating plant and refrigerators, whether mechanical or otherwise, cooking apparatus and appurtenance, and all furniture, shades, awnings, screens, venetian blinds and other furnishings; and

        TOGETHER with all building materials and equipment located on the premises and intended to be incorporated its the buildings or other improvements; and

        TOGETHER with all articles of personal property now or hereafter attached to or used in and about the building or buildings now erected or hereafter to be erected on the lands herein described which are necessary to the complete and comfortable use and occupancy of such building or buildings for the purposes for which they were or are to be erected including all goods and chattels and personal property as are ever used or furnished in operating a building or the activities conducted therein, similar to the one herein described and referred to, and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are, or shall be attached to said building or buildings in any manner. All of the foregoing shall be deemed to be, remain and form part of the realty and are covered under this mortgage.

        TO HAVE AND TO HOLD the above mortgaged premises, together with the appurtenances thereunto appertaining unto the said Mortgagee forever, provided that if the Mortgagor shall pay the principal and all interest as provided in a certain promissory note executed by said Mortgagor to said Mortgagee of even date herewith and shall pay all other sums hereinafter provided for, and shall well and truly keep and perform all of the covenants herein contained, then this mortgage and the aforesaid note shall be null and void; otherwise to remain in full effect.

        AND THE MORTGAGOR HEREBY COVENANTS AS FOLLOWS:

1.	That the Mortgagor will pay the note at the times and in the manner provided therein.

3.	That, in order more fully to protect the security of this mortgage, the Mortgagor, together with and in addition to, the monthly payments of interest or principal and interest under the terms of the note secured hereby, will pay the Mortgagee on the first day of each month after date until the indebtedness secured hereby is fully paid, the following sums:

(a) An amount sufficient to provide the Mortgagee with funds to pay the next mortgage insurance premium if this mortgage and the note secured hereby are insured, or a monthly service charge if they are held by the Secretary of Housing and Urban Development as follows:

(I) If and so long as said note of even date and this mortgage are insured or are reinsured under the provisions of the National Housing Act, an amount sufficient to accumulate in the hands of the Mortgagee one month prior to its due date the annual mortgage insurance premium, in order to provide the Mortgagee with funds to pay such premium to the Secretary of Housing and Urban Development pursuant to the National Housing Act, as amended, and applicable Regulations thereunder, or

(II) Beginning with the first day of the month following an assignment of this mortgage and the note secured hereby to the Secretary of Housing and Urban Development, a monthly service charge which shall be an amount equal to 1/12 of 1/2% of the average outstanding principal balance due on the note computed for each successive year beginning with the first of the month following such assignment, without taking into account delinquencies or prepayments.

(b) A sum equal to the ground rents, if any, next due, plus the premiums that will next become due and payable on policies of fire and other insurances covering the premises covered hereby, plus water rates, taxes and assessments next due on the premises covered hereby (all as estimated by the Mortgagee) less all sums already paid therefor divided by the number of months to elapse before one month prior to the date when such ground rents, premiums, water rates, taxes and assessments will become delinquent, such sums to be held by, the Mortgagee in trust to pay said ground rents, premiums, water rates, taxes and special assessments.

(c) All payments mentioned in the two preceding subsections of this paragraph and all payments to be made under the note secured hereby shall be added together and the aggregate amount thereof shall be paid by the Mortgagor each month in a single payment to be applied by the Mortgagee to the following items in the order set forth:

(I) premium charges under the contract of insurance with the Secretary of Housing and Urban Development or the service charge as the case may be;

(II) ground rents, taxes, assessments, water rates, fire and other insurance premiums;

(III) interest on the note secured hereby; and

(IV) amortization of the principal of said note.

Any deficiency in the amount of any such aggregate monthly payment shall, unless made good by the Mortgagor prior to the due date of the next such payment, constitute on event of default under this mortgage.

4.	That any excess funds accumulated under paragraph (b) above remaining after payment of the items therein mentioned, shall be credited to subsequent monthly payments of the same nature required thereunder; but if any such item shall exceed the estimate therefor, the Mortgagor shall without demand forthwith make good the deficiency. Failure to do so before the due date of such item shall be a default thereunder. In case of termination of the contract of mortgage insurance by prepayment of the mortgage in full, or otherwise (except as hereinafter provided), accumulations under paragraph (a) above not required to meet payments due under the Contract of Mortgage Insurance, shall be credited to the Mortgagor. If the property is sold under foreclosure or is otherwise acquired by the Mortgagee after default, any remaining balance of the accumulations under paragraph (b) above shall be credited to the principal of the mortgage as of the date of commencement of foreclosure proceedings or as of the date the property is otherwise acquired; and accumulations under paragraph (a) above shall be similarly applied unless required to pay sums due the Secretary under the Contract of Mortgage Insurance.

5.	That it will pay before the same become delinquent or subject to interest or penalties, all ground rents, taxes, assessments, water rates, and all other charges and encumbrances which now are or shall hereafter be or appear to be a lien upon the said premises or any part thereof, and for which provision has not been made by monthly payments as hereinbefore provided, and will make payments on account of the taxes and assessments levied or to be levied against the premises in the manner provided in subsection (b) of the above paragraph and that in default thereof the Mortgagee may, without demand or notice, pay the said taxes, assessments, charges, or encumbrances, and pay such sum of money as the Mortgagee may deem to be necessary therefor, and shall be the sole judge of the legality or validity thereof and of the amount necessary to be paid in satisfaction thereof.

6.	That the Mortgagor will keep the improvements now existing or hereafter erected on the mortgaged property insured against loss by fire and such other hazards, casualties, and contingencies, as may be stipulated by the Secretary of Housing and Urban Development, acting by and through the Federal Housing Commissioner upon the insurance of the Mortgage and other insurance as may be required from time to time by the Mortgagee, and all such insurance shall be evidenced by standard Fire and Extended Coverage Insurance Policy or Policies, in amounts not less than necessary to comply with the applicable Coinsurance Clause percentage, but in no event shall the amounts of coverage be less than 80% of the Insurable Values or not less than the unpaid balance of the insured mortgage, whichever is the lesser, and in default thereof the Mortgagee shall have the right to effect insurance. Such policies shall be endorsed with standard Mortgagee clause with loss payable to the Mortgagee and the Secretary of Housing and Urban Development as interest may appear, and shall be deposited with the Mortgagee. That insurance company providing such coverage shall be selected by the Mortgagor subject to approval by Mortgagee, which approval shall not be unreasonably withheld.

7.	That if the premises covered hereby, or any part thereof, shall be damaged by fire or other hazard against which insurance is held as hereinbefore provided, the amounts paid by any insurance company pursuant to the contract of insurance shall, to the extent of the indebtedness then remaining unpaid, be paid to the Mortgagee, and, at its option, may be applied to the debt or released for the repairing or rebuilding of the premises.

8.	That at the option of the Mortgagor the principal balance secured hereby may be reamortized on terms acceptable to the Secretary of Housing and Urban Development, acting by and through the Federal Housing Commissioner if a partial prepayment results from an award in condemnation in accordance with the provisions of Paragraph 9 herein, or from an insurance payment made in accordance with provisions of Paragraph 7 herein, where there is a resulting loss of project income.

9.	That all awards of compensation in connection with condemnation for public use of or a taking of any of that property, shall be paid to the Mortgagee to be applied to the amount due under the note secured hereby in (1) amounts equal to the next maturing installment or installments of principal and (2) with any balance to be credited to the next payment due under the note. That all awards of damages in connection with any condemnation for public use of or injury to any residue of that property, shall be paid to the Mortgagee to be applied to a fund held for and on behalf of the Mortgagor which fund shall, at the option of the Mortgagee, and with the prior approval of the Secretary of Housing and Urban Development, either be applied to the amount due under the note as specified in the preceding sentence, or be disbursed for the restoration or repair of the damaged residue. No amount applied to the reduction of the principal amount due in accordance with (1) shall be considered an optional prepayment as the term is used in this mortgage and the note secured hereby, nor relieve the Mortgagor from making regular monthly payments commencing on the first day of the first month following the date of receipt of the award. The Mortgagee is hereby authorized in the name of the Mortgagor to execute and deliver valid acquittances for such awards and to appeal from such awards.

10.	That it will not permit or commit any waste on said premises and will keep the buildings thereon and all equipment therein mortgaged in good repair, and promptly comply with all laws, ordinances, regulations, and requirements of any governmental body affecting the said mortgaged premises, and should said premises or any part thereof require inspection, repair, care or attention of any kind or nature not provided by the Mortgagor, the Mortgagee, being hereby made sole judge of the necessity therefor, may, after notice to the Mortgagor, enter or cause entry to be made upon said property, and inspect, repair, protect, care for or maintain said property as the Mortgagee may deem necessary, and may pay such sum of money as the Mortgagee may deem to be necessary therefor, and shall be the sole judge of the amount necessary to be paid.

11.	That it will not permit or suffer the use of any of the property for any purpose other than that for which the same is now agreed upon to be used; nor will it permit to suffer any alteration of or addition to the buildings or improvements hereafter constructed in or upon said property without the consent of the Mortgagee.

12.	That should any default be made in the covenants of this mortgage, the Mortgagee may cause the abstract or abstracts of title and the tax histories of said premises to be certified to date, or may procure new abstracts of title and tax histories or title search in case none were furnished to the Mortgagee, and may pay therefor such sums as it may deem to be necessary to be paid therefor.

13.	That it will pay to the Mortgagee forthwith the amounts of all sums of money which the Mortgagee, shall pay or expend pursuant to the provisions, or any of them, including any amount required to pay mortgage insurance not provided for by payments made by the Mortgagor hereinbefore contained, together with interest, upon each of said amounts until paid from the time of the payment thereof at the rate of Five and fifty-five one-hundredths per centum (5.55%) per annum, and such payments shall be a further lien on the premises under this mortgage.

14.	That so long as this mortgage and the said note secured hereby are insured under the provisions of the National Housing Act, or held by the Secretary of Housing and Urban Development, it will not execute or file for record any instrument which imposes a restriction upon the sale or occupancy of the mortgaged property on the basis of race, color, creed, or national origin.

15.	The Mortgagor covenants and agrees that so long as this mortgage and the note secured hereby are insured under the provisions of the National Housing Act, or held by the Secretary of Housing and Urban Development it will not rent dwelling accommodations in the mortgaged premises at rental rates in excess of the rates permitted under its Regulatory Agreement or for periods of less than one month or in excess of three years, nor rent the premises as an entirety.

16.	That should any default be made in the payment of principal or interest or of any sum payable under subparagraphs (a) or (b) above, which is not made good before the due date of the next such payment, or should default be made in the performance of any other covenant of this mortgage or the note secured hereby or any part thereof, when the same is payable or the time of performance has arrived, as above provided, then all the remainder of the aforesaid sum with all sums due hereunder shall at the option of the Mortgagee without notice become immediately payable thereafter, although the period above limited for the payment thereof may not have expired, anything hereinbefore or in said note contained to the contrary notwithstanding, and any failure to exercise said option shall not constitute a waiver of the right to exercise the same at any other time.

17.	That no sale of the premises hereby mortgaged and no forbearances on the part of the Mortgagee and no extension of the time for the payment of the debt hereby secured given by the Mortgagee shall operate to release, discharge, modify, change or affect the original liability of the Mortgagor herein either in whole or in part.

18.	That upon default being made in the payment of the sums of money herein agreed to be paid or in the performance of any of the covenants or agreements herein contained according to the terms hereof or of the note secured hereby the Mortgagee is hereby authorized and empowered to sell or cause to be sold the property hereby mortgaged, and to convey the same to the purchaser, pursuant to the statute in such case made and provided, and out of the proceeds of such sale to retain the moneys due under the terms of this mortgage, the costs and charges of such sale and also the attorney’s fee provided by statute, rendering the surplus moneys (if any there should be) to the said Mortgagor. In the event of public sale, the mortgaged premises may, at the option of the Mortgagee, be sold in one parcel.

19.	That the Regulatory Agreement of even date herewith executed by the Mortgagor herein, which is being recorded simultaneously herein, is incorporated in and made a part of this mortgage. Upon default under the Regulatory Agreement and upon request by the Secretary of Housing and Urban Development, acting by and through the Federal Housing Commissioner, the Mortgagee may declare this mortgage in default and may declare the whole of the indebtedness secured hereby to be due and payable.

20.	That it is hereby stipulated and agreed by and between the parties hereto, that if default shall be made in the payment of said principal sum or interest or any other sum secured hereby, or any part thereof, or in the payment of taxes, assessments, water rates, liens, insurance or other charges upon said premises, or any part thereof, at the time and in the manner herein specified for the payment thereof, or in the performance of any of the covenants and agreements herein contained, the Mortgagor in such case does hereby bargain, sell, assign and set over to the Mortgagee all the rents, income and profits which, whether before or after foreclosure of this mortgage or during the period of redemption, shall accrue and be owing for the use or occupation of said premises and the buildings thereon, or any part thereof, and does hereby constitute and appoint the Mortgagee, attorney in fact of the Mortgagor, irrevocable, with full power and authority to at once enter upon and take full possession of said premises and buildings, lease and control the same, and to receive, collect and receipt for all sums due or owing for such use or occupation as the same accrue, and out of the amount so collected to pay all taxes, assessments, water rates, liens, insurance, repairs or other charges upon said premises, and the payments accrued and accruing on said note or under this mortgage, and the costs of collecting said rents, income and profits so far as the sums so collected by the Mortgagee shall be sufficient for that purpose, paying the surplus from time to time, if any, to the Mortgagor. That the holder of this mortgage, in any action to foreclose, shall be entitled to the appointment of a receiver of the mortgaged premises as a matter of right and without notice, with power to collect the rents, issues and profits of said mortgaged premises, due and becoming due, during the pendancy of such foreclosure suit, such rents and profits being hereby expressly assigned and pledged as additional security for the payment of the indebtedness secured by this mortgage, and with power to manage the mortgaged premises during security for the payment of the indebtedness secured by this mortgage, and with power to manage the mortgaged premises during the pendency of such foreclosure suit. The Mortgagor for himself and any subsequent owner hereby waives any and all defenses to the application for a receiver as above and hereby specifically consents to such appointment without notice, but nothing herein contained is to be construed to deprive the holder of the mortgage of any other right, remedy, or privilege it may now have under the law to have a receiver appointed.

21.	That it will not voluntarily create or permit to be created against the property subject to this mortgage any lien or liens inferior or superior to the lien of this mortgage, and further that it will keep and maintain the same free from the claim of all persons supplying labor or materials which will enter into the construction of any and all buildings now being erected or to be erected on said premises, and on the failure of the Mortgagor to perform these covenants or any part thereof, thereupon the principal and all arrears of interest shall, at the option of the Mortgagee or any holder of the note secured by this mortgage, become due and payable, anything contained herein to the contrary notwithstanding.

22.	That the improvements about to be made upon the premises above described and all plans and specifications comply with all municipal ordinances and regulations made or promulgated by lawful authority, and that the same will upon completion comply with all such municipal ordinances and regulations and with the rules of the Board of Fire Underwriters having jurisdiction. In the event the Mortgagor shall at any time fail to comply with such rules, regulations and ordinances which are now or may hereafter become applicable to the premises above described, after due notice and demand by the Mortgagee, thereupon the principal sum and all arrears of interest and other charges provided for herein, shall at the option of the Mortgagee become due and payable. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

24.	See Rider attached hereto and made a part hereof.

        The covenants herein contained shall bind, and the benefits and advantages shall inure to, the respective successors and assigns of the parties hereto. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

        IN WITNESS WHEREOF, the said Mortgagor has caused these presents to be signed in its name as of the day and year first above written.

MORTGAGOR: Five Star Quality Care-Howell, LLC, a Delaware limited liability company By: /s/ Rosemary Esposito, R.N. Name: Rosemary Esposito, R.N. Title: Authorized Agent
State of Massachusetts ) ):ss County of Middlesex )

On this 15 day of April, 2004, before me appeared Rosemary Esposito, to me personally known, who, being by me duly sworn, did say that s/he is the Authorized Agent of Five Star Quality Care-Howell, LLC, a limited liability company organized under the laws of the State of Delaware, and that said instrument was signed and sealed on behalf of said limited liability company by authority of its Board of Managers, and s/he acknowledged said instrument to be the free act and deed of said limited liability company.

Witness my hand and official seal.

[seal]	/s/ Linda Mscisz Notary Public

My commission expires: July 31, 2009

(NOTE: The name of each person who executed this instrument and of each witness thereto and the name of the notary taking the acknowledgment shall be legibly typewritten or stamped immediately beneath the signature of such person.) See Public Acts 1945 (Michigan), No. 212, pp. 2825, 286, with reference to recording requirements.

After recording return to:
Christine Waldmann Carmody, Esq.
Pepper Hamilton LLP
600 Fourteenth Street, NW
Washington, DC 20005

STATE OF MICHIGAN LOAN NO. 044-22017 MORTGAGE Five Star Quality Care-Howell, LLC TO Love Funding Corporation Project No. 044-22017
REGISTER'S OFFICE ] ] ss: Livingston County ] Received for Record the day of April A.D. 2004 at o'clock M, and Recorded in of Mortgages on Page __________________________ Register

EXHIBIT A

Land in the Township of Howell, Livingston County, Michigan, described as follows:

PARCEL A:

Lots 14 and 15 of BROADACRE ESTATES, according to the plat thereof recorded in Liber 2 of Plats, page 47, Livingston County Records.

PARCEL B:

Also that part of the Southeast 1/4 of Section 28, Town 3 North, Range 4 East, Howell Township, Livingston County, Michigan, described as: Beginning at a point on the East line of said Section 28 at the Southwest corner of BROADACRE ESTATES, according to the plat thereof recorded in Liber 2 of Plats, page 47, Livingston County Records, thence South 01 degrees 37 minutes East along the East line of said Section 28, 183.06 feet; thence North 54 degrees West 500.00 feet; thence North 38 degrees 16 minutes East 622.27 feet; thence South 51 degrees 44 minutes East along the Southerly right-of-way line of Grand River Road (100 feet wide) 27.81 feet to the Northwest corner of said BROADACRE ESTATES; thence South 00 degrees 45 minutes West along the West line of said Subdivision 582.5 feet to the point of beginning.

PARCEL C: Also that part of the Southwest 1/4 of Section 27, Town 3 North, Range 4 East, Howell Township, Livingston County, Michigan, described as: Beginning at the most Southerly point of Lot 14 of BROADACRE ESTATES, according to the plat thereof recorded in Liber 2 of Plats, page 47, Livingston County Records, thence South 38 degrees 00 minutes 18 seconds West 145.09 feet to a point in the West line of said Section 27; thence North 01 degrees 37 minutes West along said West line 183.06 feet to the Southwest corner of BROADACRE ESTATES; thence South 54 degrees 00 minutes East along the Southwesterly line of Lot 14 of said Subdivision 116.8 feet to the point of beginning.

EXCEPT: From said above Parcels, those portions thereof described as follows: Part of the Southeast 1/4 of Section 28, and part of the Southwest 1/4 of Section 27, Town 3 North, Range 4 East Howell Township, Livingston County, Michigan, more particularly described as follows: Commencing at the East 1/4 corner of said Section 28; thence along the East-West 1/4 line of said Section, South 89 degrees 16 minutes 58 seconds West, 564.51 feet to a point on the Southerly right-of-way line of Grand River Avenue (100 feet wide); thence along the Southerly right-of-way line of Grand River Avenue Southeast on an arc right, having a length of 474.85 feet; a radius of 42921.84 feet, a central angle of 00 degrees 38 minutes 02 seconds and a long chord which bears South 52 degrees 28 minutes 56 seconds East, 474.85 feet; thence continuing along the Southerly right-of-way line of Grand River Avenue, South 52 degrees 07 minutes 35 seconds East, 223.17 feet to the point of beginning of the Parcel to be described; thence continuing along the Southerly right-of-way line of Grand River Avenue, South 52 degrees 07 minutes 35 seconds East, 50.00 feet; thence South 36 degrees 57 minutes 01 seconds West, 100.00 feet; thence South 51 degrees 02 minutes 08 seconds West, 205.42 feet; thence North 36 degrees 57 minutes 01 seconds East, 300.05 feet, to the point of beginning.

PARCEL D: Part of the Southeast 1/4 of Section 28, Town 3 North, Range 4 East, Howell Township, Livingston County, Michigan more particularly described as follows; Commencing at the East 1/4 corner of said Section 28; thence along the East-West 1/4 line of said Section, South 89 degrees 16 minutes 58 seconds West, 564.51 feet to a point on the Southerly right-of-way line of Grand River Avenue (100 feet wide); thence along the Southerly right-of-way line of Grand River Avenue Southeast on arc right, having a length of 474.85 feet, a radius of 42921.84 feet, a central angle of 00 degrees 38 minutes 02 seconds and a long chord which bears South 52 degrees 28 minutes 56 seconds East, 474.85 feet thence continuing along the Southerly right-of-way line of Grand River Avenue, South 52 degrees 07 minutes 35 seconds East, 223.17 feet, thence South 36 degrees 57 minutes 0 1 seconds West, 622.27 feet to the point of beginning of the Parcel to be described; thence South 55 degrees 30 minutes 13 seconds East, 500.00 feet; thence South 36 degrees 57 minutes 01 seconds West, 50.00 feet; thence North 55 degrees 30 minutes 13 seconds West, 500.00 feet; thence North 36 degrees 57 minutes 01 seconds East, 50.00 feet, to the point of beginning.

Tax Item No.: 06-27-300-014-47070, as to Parcels A and C, Tax Item No.: 06-28-400-010-47070, covers more land, as to Parcels B and D

Howell Health Care Center
Howell, Michigan
FHA No. 044-22017

RIDER TO MORTGAGE

1.     Notwithstanding any other provisions contained herein or ion the Mortgage Note (hereinafter, “Note”), it is agreed that the execution of the Note shall impose no personal liability upon the Mortgagor for the payment of the indebtedness evidenced by the Note and secured by this Mortgage, and the holder of the Note shall look solely to the property subject to this Mortgage and to the rents, issues and profits thereof in satisfaction of the indebtedness evidenced by the Note and secured by this Mortgage and will not seek or obtain any deficiency or personal judgment against the Mortgagor except such judgment or decree as may be necessary to foreclose or bar its interest in the property subject to this Mortgage and all other property granted, pledged, conveyed or assigned to secure payment of the Note; provided, however, that nothing in this condition and no action taken under this provision shall operate to impair any obligation of the Mortgagor under the Regulatory Agreement herein referred to and made a part hereof.

        IN WITNESS WHEREOF, the said Mortgagor has caused these presents to be signed in its name as of the day and year first above written.

MORTGAGOR: Five Star Quality Care-Howell, LLC, a Delaware limited liability company By: /s/ Rosemary Esposito, R.N. Name: Rosemary Esposito, R.N. Title: Authorized Agent
State of Massachusetts ) ):ss County of Middlesex )

On this 15 day of April, 2004, before me appeared Rosemary Esposito, to me personally known, who, being by me duly sworn, did say that s/he is the Authorized Agent of Five Star Quality Care-Howell, LLC, a limited liability company organized under the laws of the State of Delaware, and that said instrument was signed and sealed on behalf of said limited liability company by authority of its Board of Managers, and s/he acknowledged said instrument to be the free act and deed of said limited liability company.

Witness my hand and official seal.

[seal]	/s/ Linda Mscisz Notary Public

My commission expires: July 31, 2009